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                                                                    EXHIBIT 99.1

                           AVERY COMMUNICATIONS, INC.
                            190 South LaSalle Street
                                   Suite 1710
                             Chicago, Illinois 60603
                            Telephone (312) 419-0077
                            Facsimile (312) 419-0172

             AVERY COMMUNICATIONS, INC. AND QORUS.COM, INC. ANNOUNCE
                    COMPLETION OF ASSET PURCHASE TRANSACTION



CHICAGO, ILL - December 4, 2001 - Avery Communications, Inc. (OTC Bulletin
Board: Symbol: ATEX), a provider of outsourced billing and customer care solutions, and Qorus.com, Inc. (OTC Bulletin Board: Symbol: QRUS), a provider of intelligent message communication services, have completed the previously announced transaction under which Avery has purchased substantially all of the assets of Qorus and its subsidiaries. The aggregate purchase price was approximately $4.1 million, which was paid through cancellation of debt otherwise owed to Avery by Qorus. Avery also agreed to pay Qorus five percent of the net after-tax income, if any, generated by the acquired intelligent message communications service business for the next five years.

The anticipated benefits created for Avery by the acquisition are an expanded revenue base, operating synergies and additional product offerings. Avery's management will continue to explore other prospective acquisitions.

About Avery Communications

Avery is a technology based service company which is engaged in outsourced customer care and billing services for the telecommunications and other industries. Avery, through its wholly owned subsidiaries, HBS Billing Services, Inc. (www.hbsltd.com) based in San Antonio, Texas and ACI Communications, Inc., in Northridge, California, provides telecommunication billing and collection clearinghouse services for inter-exchange carriers and long-distance resellers. The clearinghouse operations maintain billing arrangements with approximately 1,300 telephone companies that provide access lines to, and collect for services from, end-users of telecommunication services.

About Qorus.com

Prior to the sale of its assets, Qorus provided intelligent message communications services to enterprises, principally in the travel and hospitality sectors. Qorus' services enabled users to improve their customer relationships and their supply and demand chain management. The

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Company delivered carrier-grade services through an application service provider business model.

Qorus intends in the future to focus on opportunities in business services relying on advanced information communications technology, including but not limited to debt collection agencies.

Forward Looking Statements

The foregoing discussion may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are intended to be covered by the safe harbors created by such provisions. These statements include the plans and objectives of management for future growth of Avery and Qorus. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Avery or Qorus. Although Avery and Qorus believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Avery, Qorus or any other person that the objectives and plans of Avery or Qorus will be achieved.

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For Further Information:

Scot M. McCormick                             Thomas C. Ratchford
Chief Financial Officer                       Chief Financial Officer
Avery Communications, Inc.                    Qorus.com, Inc.
190 S. LaSalle Street - Suite 1710            190 S. LaSalle Street - Suite 1710
Chicago, IL 60603                             Chicago, IL 60603
(312) 419-0077                                (312) 419-0077